Exhibit 1

Monthly Data for February 2008

NIS GROUP CO., LTD.

(TSE:8571; NYSE:NIS)

The figures herein are based on Japanese GAAP, are unaudited, and may be subject to revision.

NIS GROUP CO., LTD.

NIS Group’s Main Operating Assets (Consolidated)

<Credit-related>
							(Millions of yen)
	2007/12			2008/1			2008/2
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Balance of loans receivable	181,894	(32.8)	(31.6)	172,629	(35.5)	(35.1)	168,079	(35.9)	(36.8)
Secured loans	91,490	(36.2)	(36.5)	84,388	(40.7)	(41.4)	82,861	(40.2)	(42.5)
SME loans	59,347	(32.0)	(29.0)	58,008	(32.3)	(30.6)	55,819	(34.2)	(33.2)
Consumer loans	26,297	(28.3)	(24.8)	25,295	(29.9)	(27.6)	24,378	(31.4)	(30.3)
Other loans	4,758	35.7	45.7	4,936	52.3	51.1	5,019	51.2	53.7

*The balance of loans receivable includes bankrupt, delinquent and doubtful loans receivable.

*Secured loans include off-balance-sheet loans receivable as a result of securitization completed in the end of January 2008.

							(Millions of yen)
	2007/12			2008/1			2008/2
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Assets held for leases and installment loans (Japan)	9,999	(8.1)	(8.8)	9,602	(9.6)	(12.4)	9,559	(12.8)	(12.8)
*Installment loans exclude unearned revenue from installment loans.
							(Millions of yen)
	2007/12			2008/1			2008/2
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Guaranteed loans and accounts receivable	20,641	19.3	18.6	19,917	16.6	14.5	18,830	4.7	8.2
*The balance of guaranteed loans and accounts receivable includes accured interest. *The balance of guaranteed loans and accounts receivable excludes reserve for guarantee losses.

(Recital)

*Nissin Leasing (China) became an affiliate accounted for under the equity method as of February 20, 2008.

  As a result, operating assets for Nissin Leasing (China) are excluded from NIS Group’s main operating assets.

1	NIS GROUP CO., LTD.

NIS Group’s Main Operating Assets (Consolidated)

<Principal-related>
	(Millions of yen)
	2007/12			2008/1			2008/2
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Real estate for sale in the servicing business and real estate for sale and real estate under construction for sale in the real estate business	44,994	(18.9)	(6.3)	43,651	(21.5)	(9.1)	43,971	(19.1)	(8.5)

	(Millions of yen)
	2007/12			2008/1			2008/2
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Purchased loans receivable	34,718	12.1	(0.2)	33,878	6.4	(2.6)	33,418	5.4	(3.9)

	(Millions of yen)
	2007/12			2008/1			2008/2
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Investment securities	21,099	(33.6)	(41.4)	18,941	(41.0)	(47.4)	30,082	(11.2)	(16.5)
Listed companies & Non-listed companies	17,354	(40.0)	(46.1)	15,195	(48.0)	(52.8)	14,581	(53.0)	(54.7)
Affiliates accounted for under the equity method	3,742	31.8	(1.1)	3,742	31.5	(1.1)	3,742	31.3	(1.1)
Others	3	(88.9)	(88.5)	3	(89.3)	(88.5)	11,758	—	—
Difference between market value and book value	(383)	—	—	(2,096)	—	—	(2,652)	—	—
*Listed investment securities are included at market value. *Deemed securities are included.

2	NIS GROUP CO., LTD.

Delinquent Loans by Default Days (Non-Consolidated)

As of December 31, 2007									(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Balance of loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	8,548	9.35	3,215	3.52	3,446	3.77	15,210	16.64	91,408
SME loans	1,439	2.77	1,006	1.94	5,043	9.70	7,489	14.41	51,968
Business Assist loans	979	3.10	585	1.86	4,626	14.67	6,191	19.63	31,546
Business Timely loans	460	2.26	421	2.06	416	2.04	1,298	6.36	20,422
Consumer loans (Smart Assist loans)	524	2.08	334	1.33	1,605	6.37	2,463	9.77	25,203
Others	44	2.62	25	1.51	79	4.65	149	8.77	1,709
Total	10,557	6.20	4,581	2.69	10,174	5.97	25,313	14.87	170,289

As of January 31, 2008									(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Balance of loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	293	0.35	621	0.73	6,222	7.32	7,137	8.40	84,989
SME loans	1,915	3.73	1,171	2.28	5,646	11.00	8,733	17.01	51,328
Business Assist loans	1,381	4.40	859	2.74	4,905	15.62	7,146	22.75	31,410
Business Timely loans	534	2.68	311	1.57	740	3.72	1,587	7.97	19,918
Consumer loans (Smart Assist loans)	725	2.99	420	1.73	1,787	7.36	2,933	12.07	24,308
Others	73	4.72	30	1.98	93	6.04	197	12.74	1,547
Total	3,008	1.85	2,244	1.38	13,749	8.48	19,002	11.72	162,174

As of February 29, 2008									(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Balance of loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	1,130	1.32	836	1.00	6,277	7.53	8,218	9.86	83,328
SME loans	1,075	2.17	1,363	2.74	6,283	12.65	8,722	17.56	49,661
Business Assist loans	595	1.97	1,043	3.45	5,338	17.62	6,977	23.04	30,290
Business Timely loans	479	2.47	319	1.65	945	4.88	1,744	9.00	19,371
Consumer loans (Smart Assist loans)	420	1.79	392	1.67	1,977	8.42	2,791	11.88	23,501
Others	32	2.19	28	1.88	98	6.62	159	10.69	1,494
Total	2,632	1.67	2,620	1.66	14,638	9.27	19,891	12.59	157,986
*“Others” include discount notes and unguaranteed consumer loans (First Plan loans).
*Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable of each product.
*Secured loans include off-balance-sheet loans receivable as a result of securitization completed in the end of January 2008.

3	NIS GROUP CO., LTD.

Month-End Breakdown of Borrowings and Borrowing Rates (Non-consolidated)

Borrowings by lender							(Millions of yen)
	2007/12		2008/1		2008/2		2007/3
	Amount	%	Amount	%	Amount	%	Amount	%
Indirect	100,660	54.95	94,018	54.63	82,792	54.56	143,124	52.58
Bank (other financial institutions)	53,649	29.29	50,520	29.36	49,408	32.56	88,705	32.59
Non-life insurance companies	2,075	1.13	2,075	1.21	2,075	1.37	2,199	0.81
Non-bank financial companies (including securities companies)	44,936	24.53	41,423	24.07	31,308	20.63	52,220	19.19
Direct*	82,517	45.05	78,075	45.37	68,958	45.44	129,057	47.42
Total	183,178	100.00	172,093	100.00	151,750	100.00	272,182	100.00

Borrowings by maturity							(Millions of yen)
	2007/12		2008/1		2008/2		2007/3
	Amount	%	Amount	%	Amount	%	Amount	%
Short-term borrowings	26,073	14.23	27,331	15.88	27,331	15.88	75,084	27.59
Long-term borrowings*	157,105	85.77	144,761	84.12	144,761	84.12	197,097	72.41
Long-term borrowings due within 1 year	104,800	57.21	94,287	54.12	94,287	54.12	77,557	28.49
Long-term borrowings due over 1 year	52,305	28.55	50,474	29.33	50,474	29.33	119,540	43.92
Total	183,178	100.00	172,093	100.00	172,093	100.00	272,182	100.00

Borrowing rates (weighted average)				(%)
	2007/12	2008/1	2008/2	2007/3
	Borrowing rates	Borrowing rates	Borrowing rates	Borrowing rates
Indirect	2.28	2.19	2.17	1.75
Bank (other financial institutions)	1.83	1.79	1.93	1.59
Non-life insurance companies	1.76	1.76	1.77	1.53
Non-bank financial companies (including securities companies)	2.81	2.67	2.55	2.03
Direct*	2.33	2.49	2.64	1.65
Total	2.30	2.33	2.39	1.70
*Figures include funds procured as a result of securitization completed in the end of January 2008.

4	NIS GROUP CO., LTD.